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                                EXHIBIT 10(b)(2)

                             FIRST AMENDMENT TO THE
                 GENTEX CORPORATION QUALIFIED STOCK OPTION PLAN
             (AS AMENDED AND RESTATED, EFFECTIVE FEBRUARY 26, 2004)

      This FIRST AMENDMENT TO THE GENTEX CORPORATION QUALIFIED STOCK OPTION PLAN is adopted by the Board of Directors of Gentex Corporation, a Michigan corporation (the "Corporation"), as of the 4th day of March, 2005, with reference to the following:

      A. The Gentex Corporation Qualified Stock Option Plan (As Amended and Restated, Effective February 26, 2004) (the "Plan") was approved by the Corporation's Board of Directors on February 26, 2004, and was approved by the Corporation's shareholders on May 13, 2004.

      B. The Board of Directors has elected to amend the Plan to permit the grant of both incentive stock options and nonqualified stock options. This First Amendment is subject to the approval of the shareholders of the Corporation.

      NOW, THEREFORE, subject to the approval of the shareholders of the Corporation, the Plan is amended as follows:

      1. The title of the Plan is hereby amended to be the "GENTEX CORPORATION EMPLOYEE STOCK OPTION PLAN."

      2. The following definitions are hereby added as Paragraphs 2(k), (l), and
(m) of the Plan:

            k.    "Code" means the Internal Revenue Code of 1986, as amended.

            l. "Incentive Stock Option" or "ISO" shall mean an option to purchase shares of Common Stock granted pursuant to this Plan, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

            m. "Nonqualified Stock Option" or "NQSO" shall mean an option to purchase shares of Common Stock granted pursuant to this Plan, which is not an Incentive Stock Option.

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      3. The following new Paragraph 14 is hereby added to the Plan:

                  14. TYPES OF STOCK OPTIONS. The Committee shall have the
            authority to grant to any eligible employee one or more Incentive Stock Options, Nonqualified Stock Options, and/or a combination of both types of options. To the extent that any option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such option or the portion thereof that does not qualify shall constitute a separate NQSO. Whenever possible, each provision in this Plan and of each ISO granted pursuant to this Plan shall be interpreted in such a manner as to entitle each ISO granted pursuant to this Plan to the tax treatment afforded by Section 422 of the Code. If any provision of this Plan or of any ISO granted pursuant to this Plan shall be held not to comply with requirements necessary to entitle such ISO to such tax treatment, then (i) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the ISO to the tax treatment afforded under Section 422 of the Code, and (ii) all other provisions of this Plan and the applicable ISO shall remain in full force and effect. If any Option Agreement for an ISO granted pursuant to this Plan does not explicitly include any terms required to entitle such ISO to the tax treatment afforded by Section 422 of the Code, all such terms shall be deemed implicit in the designation of such ISO and the ISO shall be deemed to have been granted subject to all such terms. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under this Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of Optionees affected, to disqualify any ISO under such Section 422. The aggregate Market Value of the shares of Common Stock with respect to which one or more ISOs (or other incentive stock options, within the meaning of Section 422 of the Code, under all other option plans of the Corporation) granted on or after January 1, 1987, that are exercisable for the first time by an Optionee during any calendar year, shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

      4. In all other respects, the Plan shall continue in full force and effect.

                                  CERTIFICATION

      The foregoing First Amendment was duly adopted by the Board of Directors of the Corporation, effective March 4, 2005, subject to the approval of the Corporation's shareholders.

                                                      /s/ Connie Hamblin
                                                      --------------------------
                                                      Connie Hamblin, Secretary
                                                      Gentex Corporation